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                                                                    Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-76818) of PeoplePC Inc. and the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-83134 and 333-51120) of PeoplePC Inc. of our report dated April 1, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



                                          PricewaterhouseCoopers LLP



San Francisco, California
April 1, 2002